Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

AST SpaceMobile, Inc.

Midland, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 26, 2021, except for Notes 2 and 3 as to which is dated March 31, 2022, relating to the consolidated financial statements of AST SpaceMobile, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Fort Lauderdale, Florida
May 9, 2022